Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) of the Brush Engineered Materials Inc. Savings and Investment Plan of our reports (a) dated February 28, 2005 with respect to the consolidated financial statements of Brush Engineered Materials Inc., Brush Engineered Materials Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Brush Engineered Materials Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, and the related financial statement schedule included therein as to which our report date is March 14, 2005, and (b) dated June 29, 2005, with respect to the financial statements and schedule of the Brush Engineered Materials Inc. Savings and Investment Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
Cleveland, Ohio
August 3, 2005